Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Victory, L.P. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
2.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
3.	Alex J. Binderow c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022
4.	Richard M. DeMartini c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022
5.	Robert J. Hurst c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022

Date of Event Requiring Statement: January 11, 2021

Issuer Name and Ticker or Trading Symbol: Victory Capital Holdings, Inc.

CRESTVIEW VICTORY, L.P.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

ALEX J. BINDEROW

By:	/s/ Ross A. Oliver, Attorney-in-Fact

RICHARD M. DEMARTINI

By:	/s/ Ross A. Oliver, Attorney-in-Fact

ROBERT J. HURST

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: January 12, 2021